Report of Independent Registered Public
Accounting Firm

To the Board of Directors and Shareholders of The
Glenmede Fund, Inc.:

In our opinion, the accompanying statements of assets and liabilities, including the schedules of portfolio investments, and the related statements of operations, of changes in net assets and of cash flows, as applicable, and the financial highlights present fairly, in all material respects, the financial position of the Core Fixed Income Portfolio,
Strategic Equity Portfolio, Small Cap Equity
Portfolio, Mid Cap Equity Portfolio, Large Cap
Value Portfolio, U.S. Emerging Growth Portfolio,
Large Cap Core Portfolio, Large Cap Growth
Portfolio, Long/Short Portfolio, Total Market
Portfolio, High Yield Municipal Portfolio,
Responsible ESG U.S. Equity Portfolio, Women in
Leadership U.S. Equity Portfolio, Short Term Tax
Aware Fixed Income Portfolio, Secured Options
Portfolio, International Secured Options Portfolio, and International Portfolio (constituting The
Glenmede Fund, Inc., hereafter referred to as the "Fund") at October 31, 2016, the results of each of their operations and their cash flows, as applicable, for the year then ended, the changes in their net assets for each of the two years in the period then ended and the financial highlights for each of the periods indicated, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public
Company Accounting Oversight Board (United
States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at October 31, 2016 by correspondence with the custodian and brokers, and the application of alternative auditing procedures where securities purchased had not been received, provide a reasonable basis for our opinion.


[PricewaterhouseCoopers LLP (signed)]

December 21, 2016